UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)       April 6, 2004

BULLION RIVER GOLD CORP.

(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	333-85414 (Commission File Number)	98-0377992 (I.R.S. Employer Identification No.)

1325 Airmotive Way, Suite 325, Reno, Nevada (Address of principal executive offices)		89502 (Zip Code)

Registrant’s telephone number, including area code 775-324-4881

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN REPORT

Item 4.   Changes in Registrant’s Certifying Accountant.

Bullion River Gold Corp., formerly Dynasty International Corporation, has elected to change its auditors from David. E. Coffey, CPA, to Hall & Company, Certified Public Accountants Inc. Mr. Coffey chose to step down.

The directors approved the change in accounting firm as of December 1, 2003. As of that date, David. E. Coffey, CPA was dismissed and Hall & Company was engaged.

Hall & Company was not consulted before their engagement on any specific accounting matter either completed or proposed.

David E. Coffey has never had nor anticipates having, nor had during the two most recent fiscal years or any subsequent interim period preceding the date of the change, any disagreements with accountants on matters of accounting, financial disclosure, accounting principles or practices, or auditing scope or procedure; nor has any principal accountant in the preceding years resigned or declined to stand for re-election.

The financial statements audited by the principal accountant for the past two years do not contain an adverse opinion or disclaimer of opinion nor were they modified as to audit scope or accounting principles.

Item 7. Financial Statements and Exhibits.

Exhibit	Description

16	Letter to Securities and Exchange Commission dated April 6, 2004 from David E. Coffey, CPA regarding change in certifying accountant	Included

Page - 1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Bullion River Gold Corp. has caused this report to be signed on its behalf by the undersigned duly authorized person.

BULLION RIVER GOLD CORP.

                               /s/ Peter M. Kuhn
Dated: April 7, 2004                   By:      Peter M. Kuhn - President

Page - 2

EXHIBIT 16

Page - 3

David E. Coffey, CGA
676 W. Tropicana, Suite 216
Las Vegas, Nevada 89103

April 6, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Bullion River Gold Corp. (formerly Dynasty International Corporation)

I have read the statements that I understand Bullion River Gold Corp. (formerly, Dynasty International Corporation) will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors. I agree with such statements made regarding my firm. I have no basis to agree or disagree with other statements made under Item 4.

Best regards,

/s/ David E. Coffey
David E. Coffey, CGA

Page - 4